Exhibit 99.1

FOR IMMEDIATE RELEASE	News Release

Investor Relations Contact:
Lee Newitt
704.344.8150
lnewitt@fairpoint.com

Media Contact:
Rose Cummings
704.602.7304
rcummings@fairpoint.com
FAIRPOINT COMMUNICATIONS REPORTS
2010 FOURTH QUARTER AND FULL YEAR RESULTS
•	Consolidated EBITDAR[1] increases over 22 percent to $84.0 million versus fourth quarter 2009

•	Operational improvements drive a $12.7 million one-time revenue benefit in the quarter

•	Loss from Operations for the quarter improves to $18.2 million from $31.2 million a year earlier

•	High-speed Internet subscribers increase annually for the first time since mid-2009

•	Company reiterates full year 2011 guidance
Charlotte, N.C. (March 31, 2011) — FairPoint Communications, Inc. (NASDAQ: FRP) (FairPoint or the Company), a leading provider of communications services, today announced its financial results for the fourth quarter and full year ended December 31, 2010. The announcement marks the first earnings release by FairPoint since it emerged from Chapter 11 on January 24, 2011.
“We are pleased to have the restructuring process behind us and are devoting our full attention to driving revenue growth and operational improvements,” said Paul H. Sunu, CEO of FairPoint. “While we expect 2011 will be a transition year, we are excited about the organic growth opportunities we see in our northern New England markets,” he added.
Broadband service is now available to more than 80 percent of the Company’s northern New England customers and more than 90 percent of Telecom Group (legacy FairPoint) customers. Company-wide, year-over-year voice access line loss slowed for the third consecutive quarter to 10.3 percent and was the lowest rate of annual loss since April 2008. In addition, the Company made many operational improvements, which facilitated the reversal of certain service quality penalties in northern New England in the fourth quarter, resulting in a $12.7 million one-time revenue benefit. This one-time benefit contributed to fourth quarter revenue of $268.0 million and full year revenue of $1,071.0 million. Operational efficiencies and cost reduction initiatives contributed to fourth quarter Consolidated EBITDAR1 (earnings before interest, taxes, depreciation, amortization and restructuring items as defined in the Company’s new credit facility) of $84.0 million and full year Consolidated EBITDAR1 of $276.3 million.
Operating and Regulatory Highlights
Improvements in service quality indicators such as faster call center answer times and shorter installation and repair intervals allowed FairPoint to reverse $12.7 million of accrued penalties related to the 2008 and 2009 service quality measurement periods in New Hampshire and Vermont. The Company was able to reverse these accrued penalties in the fourth quarter of 2010 pursuant to state regulatory settlements in New Hampshire and Vermont and because of improved operating performance throughout 2010.

[1]	Consolidated EBITDAR means earnings before interest, taxes, depreciation, amortization and restructuring items as defined in the Company’s new credit facility. Consolidated EBITDAR is a non-GAAP financial measure. A reconciliation of Consolidated EBITDAR to Net Loss is contained in the attachments to this press release.

High-speed Internet subscribers increased 0.4 percent year-over-year, compared to a 2.3 percent decline in 2009. The annual rate of loss in voice access lines slowed to 10.3 percent versus 11.8 percent a year earlier.
FairPoint’s continued commitment to broadband expansion in northern New England, and in particular its satisfaction of all 2010 broadband availability milestones, has contributed to a better state regulatory environment. FairPoint now offers broadband service to more than 83 percent of customers in Maine, more than 85 percent of customers in New Hampshire and more than 80 percent of customers in Vermont. The Company continues to invest in its network to expand broadband availability. Broadband is also available to more than 90 percent of Telecom Group customers throughout the other 15 states in which FairPoint operates.
The telecommunications industry is becoming more data-centric, and FairPoint expects to capture the growth in broadband demand by leveraging its ubiquitous network in the northern New England service area. The next-generation IP/MPLS network, branded as VantagePoint(sm), is ideally suited to meet the demand for broadband and Ethernet-based services from businesses and wireless carriers. For example, FairPoint currently serves over 1,600 of the estimated 1,800 wireless communication towers in its northern New England service footprint with a combination of copper and fiber. The Company views Ethernet-based wireless backhaul as a significant organic revenue growth opportunity.
Financial Highlights
Revenues were $268.0 million in the fourth quarter of 2010, compared to $270.2 million in the same period of 2009. Service quality penalties, which reduce revenue, decreased $19.5 million versus a year earlier, including the one-time benefit from the $12.7 million reversal described above. Offsetting the favorable impact from the reduction in service quality penalties, total voice access lines declined by 10.3 percent versus a year earlier leading to decreases in local calling services revenue, long distance services revenue and access revenue. The revenue decreases tied to voice access line declines were partially offset by an increase in data and Internet services revenue.
Operating expenses, excluding depreciation and amortization, were $211.6 million in the fourth quarter of 2010, compared to $230.8 million in the same period of 2009. This favorable variance of $19.2 million, or 8.3 percent, was primarily the result of a reduction in bad debt expense. In addition, certain one-time non-cash charges related to project abandonment, inventory obsolescence and other non-recurring items in the fourth quarter of 2010 were offset by a reduction in pension expense versus a year earlier. The fourth quarter of 2009 was unfavorably impacted by a large non-cash pension liability true-up.
Consolidated EBITDAR1 was $84.0 million in the fourth quarter of 2010, compared to $68.8 million in the same period of 2009. After adjusting fourth quarter 2010 Consolidated EBITDAR1 for the $12.7 million one-time revenue benefit related to the service quality penalties reversal and other one-time charges, the Company estimates that Consolidated EBITDAR1 would have been between $65.0 and $70.0 million.
Capital expenditures were $40.9 million in the fourth quarter of 2010, compared to $48.6 million in the same period for 2009. Full year 2010 capital expenditures were $197.8 million, compared to $178.8 million in 2009. Major capital initiatives in 2010 included the expansion of the VantagePoint(sm) network, regulatory broadband commitments in northern New England, continued information technology improvements and enhancements, success-based capital projects for targeted revenue opportunities, and network and facilities maintenance.
2011 Guidance
Based on its current plans and outlook, the Company reiterates its full year 2011 guidance as follows:

Revenue:	$1,060 million to $1,090 million
Consolidated EBITDAR[1]:	$260 million to $280 million
Capital expenditures:	$180 million to $200 million
The Company originally furnished this guidance pursuant to an investor presentation contained in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on February 11, 2011. The Company furnished such guidance in order to synthesize a variety of projected financial information which was provided in connection with the Company’s Chapter 11 proceedings and to establish a baseline to assist investors in evaluating the Company. While

[1]	Consolidated EBITDAR means earnings before interest, taxes, depreciation, amortization and restructuring items as defined in the Company’s new credit facility. Consolidated EBITDAR is a non-GAAP financial measure. A reconciliation of Consolidated EBITDAR to Net Loss is contained in the attachments to this press release.

the Company does not intend to provide guidance in the ordinary course, management believes that level-setting is appropriate at this time given the length of the Chapter 11 process and its effects on the Company’s operations, as well as the recent restatement of the Company’s financial results for the first, second and third quarters of 2010. However, management will continue to assess the Company’s financial and operational trends, and accordingly actual results may vary from this guidance and the variations may be material.
The 2011 financial targets reiterated herein represent full year figures and the 2011 quarterly results may be subject to significant fluctuation. For example, the majority of the Company’s employees are entitled to their annual vacation allowance on January 1st of each year. Accordingly, the Company recognized approximately $13.5 million of vacation expense on January 1, 2011, which will be amortized over the balance of the year as vacation is used.
Fresh Start Accounting
As a result of its emergence from Chapter 11 on January 24, 2011, FairPoint adopted “Fresh Start Accounting” for generally accepted accounting principles (GAAP) purposes whereby the Company’s assets and liabilities are marked to their fair market values as of the emergence date. Since FairPoint emerged from bankruptcy after December 31, 2010, results for the fourth quarter and full year ended December 31, 2010 do not incorporate the effect of Fresh Start Accounting. FairPoint’s Annual Report on Form 10-K for the year ended December 31, 2010 includes a pro forma balance sheet as of December 31, 2010. Management believes this pro forma balance sheet is a reasonable representation of the fair market value of its assets, liabilities and equity as of December 31, 2010 as if the adoption of Fresh Start Accounting had occurred on December 31, 2010; however, no assurances can be made regarding the impact of adopting Fresh Start Accounting until it is completed for the first quarter of 2011. The impact of Fresh Start Accounting will be included in the Company’s financial results for the quarter ended March 31, 2011.
Conference Call Information
As previously announced, FairPoint will host a conference call and simultaneous webcast to discuss its 2010 fourth quarter and full year results at 2:00 p.m. (EDT) on Friday, April 1, 2011.
Participants should call (877) 556-5921 (US/Canada) or (617) 597-5474 (international) at 1:50 p.m. (EDT) and enter the passcode 36853706 when prompted. The title of the call is the Q4 2010 FairPoint Communications, Inc. Earnings Conference Call.
A telephonic replay will be available for anyone unable to participate in the live call. To access the replay, call (888) 286-8010 (US/Canada) or (617) 801-6888 (international) and enter the passcode 19847662 when prompted. The recording will be available from Friday, April 1, 2011 at 5:00 p.m. (EDT) through Friday, April 15, 2011 at 11:59 p.m. (EDT).
A live broadcast of the earnings conference call will be available via the Internet at www.fairpoint.com/investors. An online replay will be available shortly thereafter.
The information in this press release should be read in conjunction with the consolidated financial statements, footnotes and other information contained in FairPoint’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 31, 2011.
Use of Non-GAAP Financial Measures
Consolidated EBITDAR, or EBITDAR, is a non-GAAP financial measure. Management believes that EBITDAR may be useful in assessing the Company’s operating performance and its ability to meet its debt service requirements, and the maintenance covenants contained in the Company’s credit facility are based on EBITDAR. EBITDAR, as used herein, however, is not necessarily comparable to similarly titled measures of other companies. Furthermore, EBITDAR has limitations as an analytical tool and should not be considered in isolation from, or as an alternative to, net income or loss, operating income, cash flow or other combined income or cash flow data prepared in accordance with GAAP. Because of these limitations, EBITDAR and related ratios should not be considered as measures of discretionary cash available to invest in business growth or reduce indebtedness. FairPoint compensates for these limitations by relying primarily on its GAAP results using EBITDAR only supplementally. A reconciliation of Consolidated EBITDAR to Net Loss is contained in the attachments to this press release.

About FairPoint
FairPoint Communications, Inc., (NASDAQ: FRP) (www.FairPoint.com) is a leading communications provider of high-speed Internet access, local and long-distance phone, television and other broadband services to customers in communities across 18 states. Through its fast, reliable data network, FairPoint delivers data and voice networking communications solutions to residential, business and wholesale customers. VantagePoint(sm), FairPoint’s resilient IP-based network in northern New England, provides business customers a fast, flexible, affordable Ethernet connection. VantagePoint(sm) supports applications like video conferencing and e-learning. Additional information about FairPoint products and services is available at www.FairPoint.com.
Cautionary Note Regarding Forward-looking Statements
Some statements herein are known as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements contained herein that are not historical facts. When used herein, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward looking statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including the Company’s plans, objectives, expectations and intentions and other factors. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date hereof. FairPoint does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in the Company’s subsequent reports filed with the SEC.
Certain information contained herein may constitute guidance as to projected financial results and FairPoint’s future performance that represents management’s estimates as of the date hereof. This guidance, which consists of forward-looking statements, is prepared by the Company’s management and is qualified by, and subject to, certain assumptions. Guidance is not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither FairPoint’s independent registered public accounting firm nor any other independent expert or outside party compiles or examines the guidance and, accordingly, no such person expresses any opinion or any other form of assurance with respect thereto. Guidance is based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control and are based upon specific assumptions with respect to future business decisions, some of which will change. Management generally states possible outcomes as high and low ranges which are intended to provide a sensitivity analysis as variables are changed but are not intended to represent actual results, which could fall outside of the suggested ranges. The principal reason that the Company releases this data is to provide a basis for management to discuss FairPoint’s business outlook with analysts and investors. FairPoint does not accept any responsibility for any projections or reports published by any such outside analysts or investors. Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, the Company’s guidance is only an estimate of what management believes is realizable as of the date hereof. Actual results will vary from the guidance and the variations may be material. Investors should also recognize that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecast. In light of the foregoing, investors are urged to put the guidance in context and not to place undue reliance on it.
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FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
(Debtors-In-Possession)
Consolidated Balance Sheets
December 31, 2010 and 2009
(in thousands, except share data)

	2010	2009
Assets
Current assets:
Cash	$105,497	$109,355
Restricted cash	2,420	2,558
Accounts receivable, net	125,170	154,095
Materials and supplies	22,193	18,884
Prepaid expenses	18,841	15,198
Other current assets	6,092	8,844
Deferred income tax, net	31,400	75,713

Total current assets	311,613	384,647

Property, plant and equipment, net	1,859,700	1,950,435
Goodwill	595,120	595,120
Intangibles assets, net	189,247	211,819
Prepaid pension asset	2,960	8,808
Debt issue costs, net	119	680
Restricted cash	1,678	1,478
Other assets	13,357	19,135

Total assets	$2,973,794	$3,172,122

Liabilities and Stockholders’ Deficit
Liabilities not subject to compromise:
Current portion of capital lease obligations	$1,321	$—
Accounts payable	66,557	61,681
Accrued interest payable	3	36
Other accrued liabilities	63,279	44,004

Total current liabilities	131,160	105,721

Capital lease obligations	3,943	—
Accrued pension obligation	92,246	51,438
Employee benefit obligations	344,463	261,420
Deferred income taxes	67,381	115,742
Unamortized investment tax credits	4,310	4,788
Other long-term liabilities	12,398	15,100

Total long-term liabilities	524,741	448,488

Total liabilities not subject to compromise	655,901	554,209
Liabilities subject to compromise	2,905,311	2,836,340

Total liabilities	3,561,212	3,390,549

Stockholders’ deficit:
Common stock, $0.01 par value, 200,000,000 shares authorized, issued and outstanding 89,440,334 and 90,002,026 shares at December 31, 2010 and 2009, respectively	894	900
Additional paid-in capital	725,786	725,312
Retained deficit	(1,101,294)	(819,715)
Accumulated other comprehensive loss	(212,804)	(124,924)

Total stockholders’ deficit	(587,418)	(218,427)

Total liabilities and stockholders’ deficit	$2,973,794	$3,172,122

See accompanying notes to consolidated financial statements in FairPoint’s Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the SEC on March 31, 2011.

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
(Debtors-In-Possession)
Consolidated Statements of Operations
Years ended December 31, 2010 and 2009
(in thousands, except per share data)

	2010	2009

Revenues	$1,070,986	$1,119,090

Operating expenses:
Cost of services and sales, excluding depreciation and amortization	525,728	515,394
Selling, general and administrative expense, excluding depreciation and amortization	365,373	417,512
Depreciation and amortization	289,824	275,334

Total operating expenses	1,180,925	1,208,240

Income (loss) from operations	(109,939)	(89,150)

Other income (expense):
Interest expense	(140,896)	(204,919)
Gain (loss) on derivative instruments	—	12,320
Gain on early retirement of debt	—	12,357
Other income, net	2,715	2,000

Total other expense	(138,181)	(178,242)

Loss before reorganization items and income taxes	(248,120)	(267,392)
Reorganization items	(41,120)	(53,018)

Loss before income taxes	(289,240)	(320,410)
Income tax benefit	7,661	79,014

Net loss	$(281,579)	$(241,396)

Weighted average shares outstanding:
Basic	89,424	89,271

Diluted	89,424	89,271

Loss per share:
Basic	$(3.15)	$(2.70)

Diluted	(3.15)	(2.70)

See accompanying notes to consolidated financial statements in FairPoint’s Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the SEC on March 31, 2011.

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
(Debtors-In-Possession)
Consolidated Statements of Cash Flows
Years ended December 31, 2010 and 2009
(in thousands)

	2010	2009
Cash flows from operating activities:
Net loss	$(281,579)	$(241,396)

Adjustments to reconcile net income to net cash provided by operating activities excluding impact of acquisitions:
Deferred income taxes	(7,915)	(78,722)
Provision for uncollectible revenue	20,525	48,402
Depreciation and amortization	289,824	275,334
Non-cash interest expense	—	31,137
Post-retirement expenses	33,216	34,151
Pension expenses	10,017	24,274
(Gain) loss on derivative instruments	—	(12,320)
Gain on early retirement of debt, excluding cash fees	—	(12,477)
Loss on abandoned projects	15,132	—
Non-cash reorganization items	(20,004)	43,964
Other non cash items	4,045	4,468
Changes in assets and liabilities arising from operations:
Accounts receivable	12,706	(24,799)
Prepaid and other assets	(6,834)	19,063
Accounts payable and accrued liabilities	(10,802)	(12,435)
Accrued interest payable	137,111	61,312
Other assets and liabilities, net	(3,816)	(9,633)
Other	—	—

Total adjustments	473,205	391,719

Net cash provided by operating activities	191,626	150,323

Cash flows from investing activities:
Acquired cash balance, net	—	—
Net capital additions	(197,795)	(178,752)
Net proceeds from sales of investments and other assets	527	1,361

Net cash used in investing activities	(197,268)	(177,391)

Cash flows from financing activities:
Loan origination costs	(1,475)	(3,046)
Proceeds from issuance of long-term debt	5,513	50,000
Repayments of long-term debt	—	(20,848)
Contributions from Verizon	—	—
Restricted cash	(62)	65,114
Repayment of capital lease obligations	(2,192)	(2,126)
Dividends paid to stockholders	—	(22,996)

Net cash provided by financing activities	1,784	66,098

Net increase (decrease) in cash	(3,858)	39,030
Cash, beginning of period	109,355	70,325

Cash, end of period	$105,497	$109,355

Supplemental disclosure of cash flow information:
Interest paid, net of capitalized interest	$1,005	$106,861
Income taxes paid, net of refunds	361	(563)
Non-cash equity consideration	—	—
Non-cash issuance of senior notes	—	18,911
Capital additions included in accounts payable or liabilities subject to compromise at period-end	1,961	31,621
Reorganization costs paid	41,699	1,182
See accompanying notes to consolidated financial statements in FairPoint’s Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the SEC on March 31, 2011.

FAIRPOINT COMMUNICATIONS, INC.
(Debtors-In-Possession)
Supplemental Financial Information
(Unaudited)
($ in thousands, except per unit)

	Quarter ended
	4Q10	3Q10	2Q10	1Q10	4Q09
	as Reported	Restated	Restated	Restated	Recast

Summary Income Statement:

Revenue:
Voice services	$136,664	$125,598	$134,943	$134,418	$133,502
Access	92,128	95,923	96,182	96,856	98,893
Data and Internet services	27,504	26,691	28,961	27,067	26,073
Other services	11,696	12,418	11,477	12,460	11,722

Total revenue	267,992	260,630	271,563	270,801	270,190
Operating expenses:
Operating expenses, excluding depreciation and amortization	211,598	218,177	230,273	231,053	230,792
Depreciation and amortization	74,606	72,364	71,472	71,382	70,594

Total operating expenses	286,204	290,541	301,745	302,435	301,386

Loss from operations	(18,212)	(29,911)	(30,182)	(31,634)	(31,196)
Other income (expense):
Interest expense	(35,187)	(35,358)	(35,721)	(34,630)	(39,757)
Other income (expense), net	377	2,207	105	26	(708)

Total other income (expense)	(34,810)	(33,151)	(35,616)	(34,604)	(40,465)

Loss before reorganization items and income taxes	(53,022)	(63,062)	(65,798)	(66,238)	(71,661)
Reorganization items	(15,552)	(10,352)	1,375	(16,591)	(53,018)

Loss before income taxes	(68,574)	(73,414)	(64,423)	(82,829)	(124,679)
Income tax benefit (expense)	(6,413)	7,330	10,245	(3,501)	8,953

Net loss	$(74,987)	$(66,084)	$(54,178)	$(86,330)	$(115,726)

Consolidated EBITDAR Reconciliation:

Net loss	$(74,987)	$(66,084)	$(54,178)	$(86,330)	$(115,726)
Income tax (benefit) expense	6,413	(7,330)	(10,245)	3,501	(8,953)
Interest expense	35,187	35,358	35,721	34,630	39,757
Depreciation and amortization	74,606	72,364	71,472	71,382	70,594
Non-cash pension and OPEB expense (1)	10,992	12,036	9,979	10,240	25,172
Other non-cash items, net (2)	16,096	1,066	(8,509)	1,327	45,466
Restructuring costs (3)	14,948	11,395	18,788	14,739	12,111
Restatement impact, net (4)	—	1,397	8,307	10,436	—
All other allowed adjustments, net (5)	732	(999)	959	859	401

Consolidated EBITDAR	$83,987	$59,203	$72,294	$60,784	$68,822

Consolidated EBITDAR margin	31.3%	22.7%	26.6%	22.4%	25.5%

Select Operating and Financial Metrics:

Residential access lines	712,591	734,260	758,005	776,254	802,668
Business access lines	327,812	335,334	340,988	349,179	357,605
Wholesale access lines (6)	87,142	89,035	91,138	93,827	97,161

Total switched access lines	1,127,545	1,158,629	1,190,131	1,219,260	1,257,434
% change y-o-y	-10.3%	-11.0%	-11.6%	-12.4%	-11.8%
High-speed data subscribers (7)	289,745	288,891	289,609	283,806	288,542
% change y-o-y	0.4%	-1.7%	-1.9%	-5.5%	-2.3%

Access line equivalents	1,417,290	1,447,520	1,479,740	1,503,066	1,545,976

% change y-o-y	-8.3%	-9.3%	-9.9%	-11.2%	-10.2%
Capital expenditures	$40,868	$53,705	$62,815	$40,407	$48,630

(1)	For purposes of calculating Consolidated EBITDAR, FairPoint’s new credit facility allows it to add back the aggregate pension and other post-employment benefits expense (OPEB), net of pension contributions and OPEB cash payments in the period.

(2)	For purposes of calculating Consolidated EBITDAR, FairPoint’s new credit facility allows it to add back other non-cash charges except to the extent they will require a cash payment in a future period. 4Q10 included a one-time, non-cash charge related to a prior period.

(3)	For purposes of calculating Consolidated EBITDAR, FairPoint’s new credit facility allows it to add back costs, including professional fees for advisors and consultants, related to the restructuring. These items are included in Reorganization items on the Income Statement in 2010.

(4)	For purposes of calculating Consolidated EBITDAR, FairPoint’s new credit facility allows it to adjust for the impact from any restatement of financial statements for the periods ending on or prior to January 24, 2011.

(5)	For purposes of calculating Consolidated EBITDAR, FairPoint’s new credit facility allows it to adjust for other items including success bonuses, severance, non-cash gains and losses, non-operating dividend and interest income and other extraordinary gains or losses.

(6)	Wholesale access lines include Resale and UNE-P, but excludes UNE-L and special access circuits.

(7)	High-speed data subscribers include DSL, fiber-to-the-home, cable modem and fixed wireless broadband.